Exhibit 5.1

December 15, 2010

Re:	Opinion and Consent - Additional Registration Statement of Tower Bancorp, Inc. on Form S-3

Board of Directors

Tower Bancorp, Inc.

112 Market Street

Harrisburg, PA 17101

Ladies and Gentlemen:

We have acted as counsel to Tower Bancorp, Inc., a Pennsylvania corporation (the “Company”), in connection with a registration statement on Form S-3 (the “Additional Registration Statement”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act. We have been requested by the Company to render this opinion in connection with the filing of the Additional Registration Statement. The Additional Registration Statement relates to an additional $8,500,000 in aggregate offering price of shares (the “Shares”) of common stock, no par value, of the Company (the “Common Stock”). The Additional Registration Statement incorporates by reference the Registration Statement on Form S-3 (File No. 333-161272) (the “Original Registration Statement”) originally filed with the Commission on August 12, 2009 and declared effective on August 17, 2009 and the related Prospectus included therein (the “Prospectus”). All of the Shares are to be sold by the Company as described in the Original Registration Statement, the Prospectus, and the related prospectus supplement to be filed with the Commission pursuant to Rule 424(b) promulgated under the Act (the “Prospectus Supplement”).

In rendering our opinion, we have reviewed the Additional Registration Statement, the Original Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion.

We have assumed that all documents referenced below are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the legal capacities of all natural persons.

779105.2    One South Market Square, 12th Floor • P.O. Box 1146 • Harrisburg, PA 17108-1146 • ph: 717.233.5731

www.rhoads-sinon.com

December 15, 2010

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the offer, issuance and sale of the Shares and assuming that such resolution is not rescinded or revoked, and (b) assuming that the Additional Registration Statement is filed and the Additional Registration Statement and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, and (c) assuming that upon the issuance of the Shares, the total number of issued and outstanding shares of Common Stock of the Company will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Articles, then upon issuance and delivery of and payment for the Shares in the manner contemplated by the Additional Registration Statement, the Original Registration Statement, the Prospectus and the related Prospectus Supplements and by such resolution, the Shares being issued by the Company will be validly issued, fully paid and nonassessable.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion is to be used only in connection with the offer and sale of the Shares while the Additional Registration Statement and the Original Registration Statement are in effect.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Additional Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name in the Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/    RHOADS & SINON LLP